Exhibit 99.1
FOR IMMEDIATE RELEASE

November 4, 2009 For more information contact: Scott Estes — (419) 247-2800 Mike Crabtree — (419) 247-2800
Health Care REIT, Inc.
Reports Third Quarter 2009 Results
Toledo, Ohio, November 4, 2009........Health Care REIT, Inc. (NYSE:HCN) today announced operating results for the company’s third quarter ended September 30, 2009.
“In the face of the significant challenges of 2009, we successfully disposed of non-core assets and will have completed over $700 million of development projects. We believe that these larger, consumer-driven senior housing properties and state-of-the-art medical facilities are excellent additions to our portfolio,” commented George L. Chapman, chairman, CEO and president of Health Care REIT, Inc. “In addition, the continued strength of our property level rent coverage is a testament to the resiliency of our senior housing and health care real estate.
“At the same time, we strengthened our balance sheet this year. We raised $1 billion in attractively priced equity and debt and generated over $150 million in proceeds from asset sales. We further enhanced our maturity schedule in the third quarter by prepaying higher cost debt and reduced our leverage to near historic lows. Although deleveraging the balance sheet has impacted year-over-year earnings comparisons, more importantly it has put us in an excellent capital position while reducing future interest expense. With over $1 billion of current cash and line availability, we are positioned to capitalize on investment opportunities consistent with our strategy of partnering with strong operators and health systems that will redefine the senior housing and health care experience.”
Recent Highlights.
•	Completed 3Q09 and year-to-date gross new investments totaling $156.3 million and $507.7 million, respectively

•	Received $177.4 million in proceeds on property sales and loan payoffs year-to-date, generating $26.9 million of gains

•	Raised $434.6 million of net equity proceeds during 3Q09 through our September offering, equity shelf program and dividend reinvestment program

•	Raised $132.5 million of Freddie Mac mortgage loans during 3Q09 with an average rate of 5.9%

•	Prepaid $58.8 million of secured debt in September with a blended rate of 7.2%

•	Repurchased $161.4 million of outstanding 8.0% unsecured 2012 senior notes in September
Key Performance Indicators.

	3Q09	3Q08	Change	2009	2008	Change
Net income attributable to common stockholders (NICS) per diluted share	$0.17	$0.55	-69%	$1.25	$2.61	-52%
Normalized FFO per diluted share	$0.77	$0.86	-10%	$2.38	$2.51	-5%
Normalized FAD per diluted share	$0.72	$0.82	-12%	$2.24	$2.39	-6%
Dividends per common share	$0.68	$0.68	0%	$2.04	$2.02	1%
Normalized FFO Payout Ratio	88%	79%		86%	80%
Normalized FAD Payout Ratio	94%	83%		91%	85%

3Q09 Earnings Release	November 4, 2009
3Q09 Earnings. The following table summarizes certain items impacting NICS, FFO and FAD:

	NICS			FFO			FAD
	3Q09	3Q08	Change	3Q09	3Q08	Change	3Q09	3Q08	Change
Per diluted share	$0.17	$0.55	-69%	$0.53	$0.85	-38%	$0.55	$0.86	-36%
Includes impact of:
Gain(loss) on sales of real property (1)	($0.01)	$0.13
Other items, net (2)	($0.25)	($0.01)		($0.25)	($0.01)		($0.25)	($0.01)
Prepaid/straight-line rent cash receipts (3)							$0.07	$0.05
Per diluted share — normalized (a)				$0.77	$0.86	-10%	$0.72	$0.82	-12%

(a)	Amounts may not sum due to rounding

(1)	$806,000 of losses and $12,619,000 of gains in 3Q09 and 3Q08, respectively.

(2)	See FFO and FAD reconciliation exhibits for other items.

(3)	$8,319,000 and $4,781,000 of receipts in 3Q09 and 3Q08, respectively.
2009 Year-To-Date Earnings. The following table summarizes certain items impacting NICS, FFO and FAD:

	NICS			FFO			FAD
	2009	2008	Change	2009	2008	Change	2009	2008	Change
Per diluted share	$1.25	$2.61	-52%	$2.11	$2.50	-16%	$2.17	$2.55	-15%
Includes impact of:
Gain on sales of real property (1)	$0.24	$1.44
Other items, net (2)	($0.27)	($0.01)		($0.27)	($0.01)		($0.27)	($0.01)
Prepaid/straight-line rent cash receipts (3)							$0.21	$0.17
Per diluted share — normalized (a)				$2.38	$2.51	-5%	$2.24	$2.39	-6%

(a)	Amounts may not sum due to rounding

(1)	$26,907,000 and $130,813,000 of gains in 2009 and 2008, respectively.

(2)	See FFO and FAD reconciliation exhibits for other items.

(3)	$23,463,000 and $15,679,000 of receipts in 2009 and 2008, respectively.
Non-recurring Third Quarter 2009 Items. The following items impacted 2009 earnings:
•	$20.9 million of loss on extinguishment of debt ($0.18 per diluted share) was recognized in connection with the company’s repurchase of $161.4 million of outstanding 8.0% unsecured senior notes due 2012.

•	$5.4 million of loss on extinguishment of debt ($0.05 per diluted share) was recognized in connection with the company’s prepayment of $58.8 million of secured debt with a blended interest rate of 7.2%.

•	$1.9 million of impairment charges ($0.02 per diluted share) were recognized in connection with the four remaining medical office buildings classified as held-for-sale to adjust for current sales price expectations.

•	$0.8 million of losses ($0.01 per diluted share) were recognized in connection with the sales of ten medical office buildings previously classified as held-for-sale.
Dividends for Third Quarter 2009. As previously announced, the Board of Directors declared a cash dividend for the quarter ended September 30, 2009 of $0.68 per share, as compared to $0.68 per share for the same period in 2008. The cash dividend will be paid on November 20, 2009 and will be the company’s 154th consecutive quarterly dividend payment.
Outlook for 2009. The company is revising its 2009 guidance to reflect current expectations for the remainder of the year.
•	Investments: There are no acquisitions in our current assumptions. Funded new development expectations have been decreased to $550 million from $600 million and dispositions have been revised to $250 million from a range of $200 to $300 million. As a result, net investment guidance has been revised to $300 million from a range of $300 to $400 million.

•	Capital: During the third quarter of 2009, the company issued $434.6 million of new equity, raised $132.5 million of new secured debt, prepaid $58.8 million of outstanding secured debt and repurchased $161.4 million of outstanding unsecured senior notes. In addition to this activity, the company does not anticipate raising any additional secured debt in 2009.

3Q09 Earnings Release	November 4, 2009

•	Earnings: The company is narrowing its normalized FFO and FAD guidance to reflect actual year-to-date results as well as revised investment and capital expectations described above. Normalized FFO has been revised to a range of $3.10 to $3.12 per diluted share from $3.07 to $3.14 per diluted share. Normalized FAD has been revised to a range of $2.92 to $2.94 per diluted share from $2.91 to $2.98 per diluted share. Net income attributable to common stockholders has been decreased to a range of $1.61 to $1.63 per diluted share from $1.75 to $1.82 per diluted share. The prior net income guidance included $5 million of debt extinguishment charges for the secured debt prepayments. The decrease in net income guidance is primarily due to the additional $20.9 million debt extinguishment charge recognized in the third quarter in connection with the company’s unsecured senior notes tender offer.
The company’s guidance excludes any additional capital transactions, impairments, unanticipated additions to the loan loss reserve or other additional one-time items, including any additional cash payments other than normal monthly rental payments. Please see the exhibits for a reconciliation of the outlook for net income available to common stockholders to normalized FFO and FAD.
Conference Call Information. The company has scheduled a conference call on Thursday, November 5, 2009 at 10:00 a.m. Eastern Time to discuss its third quarter 2009 results, industry trends, portfolio performance and outlook for 2009. Telephone access will be available by dialing 888-346-2469 or 706-758-4923 (international). For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through November 19, 2009. To access the rebroadcast, dial 800-642-1687 or 706-645-9291 (international). The conference ID number is 34821337. To participate in the webcast, log on to www.hcreit.com or www.earnings.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same websites. This earnings release is posted on the company’s website under the heading News & Events.
Supplemental Reporting Measures. The company believes that net income attributable to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for unusual and non-recurring items. FAD represents FFO excluding net straight-line rental adjustments, amortization related to above/below market leases and amortization of non-cash interest expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions at medical office buildings. Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for unusual and non-recurring items.
The company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors and equity analysts in the valuation, comparison and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, they are utilized by the Board of Directors to evaluate management. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as

3Q09 Earnings Release	November 4, 2009
alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see the exhibits for reconciliations of the supplemental reporting measures.
About Health Care REIT. Health Care REIT, Inc., an S&P 500 company with headquarters in Toledo, Ohio, is a real estate investment trust that invests across the full spectrum of senior housing and health care real estate. The company also provides an extensive array of property management and development services. As of September 30, 2009, the company’s broadly diversified portfolio consisted of 608 properties in 39 states. More information is available on the company’s website at www.hcreit.com.
This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators/tenants and properties; its occupancy rates; its ability to acquire, develop and/or manage properties; its ability to enter into agreements with viable new tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; its critical accounting policies; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant bankruptcies or insolvencies; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

3Q09 Earnings Release	November 4, 2009
HEALTH CARE REIT, INC.
Financial Exhibits
CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands)

	September 30,
	2009	2008
Assets
Real estate investments:
Real property owned:
Land and land improvements	$523,107	$506,083
Buildings and improvements	4,933,561	4,649,491
Acquired lease intangibles	121,059	136,603
Real property held for sale, net of accumulated depreciation	37,118	41,336
Construction in progress	638,507	497,673

	6,253,352	5,831,186
Less accumulated depreciation and intangible amortization	(664,415)	(569,363)

Net real property owned	5,588,937	5,261,823
Real estate loans receivable:
Loans receivable	494,877	501,871
Less allowance for losses on loans receivable	(7,640)	(7,406)

Net real estate loans receivable	487,237	494,465

Net real estate investments	6,076,174	5,756,288

Other assets:
Equity investments	3,020	1,862
Deferred loan expenses	24,755	25,315
Cash and cash equivalents	102,353	18,273
Restricted cash	17,493	83,189
Receivables and other assets	157,611	137,028

	305,232	265,667

Total assets	$6,381,406	$6,021,955

Liabilities and equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$143,000	$387,000
Senior unsecured notes	1,651,916	1,830,102
Secured debt	625,571	452,054
Accrued expenses and other liabilities	124,769	124,986

Total liabilities	2,545,256	2,794,142

Equity:
Preferred stock	288,683	301,901
Common stock	122,870	103,110
Capital in excess of par value	3,878,872	3,147,807
Treasury stock	(7,619)	(5,145)
Cumulative net income	1,510,449	1,327,009
Cumulative dividends	(1,968,336)	(1,647,699)
Accumulated other comprehensive income	(4,942)	(11,905)
Other equity	5,551	3,777

Total Health Care REIT, Inc. stockholders’ equity	3,825,528	3,218,855
Noncontrolling interests	10,622	8,958

Total equity	3,836,150	3,227,813

Total liabilities and equity	$6,381,406	$6,021,955

3Q09 Earnings Release	November 4, 2009
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues:
Rental income	$133,481	$126,384	$393,901	$357,588
Interest income	10,528	10,910	30,639	29,177
Other income	1,089	2,055	3,810	5,655

Gross revenues	145,098	139,349	428,350	392,420

Expenses:
Interest expense	28,571	33,725	82,512	101,569
Property operating expenses	12,433	11,192	35,377	32,600
Depreciation and amortization	41,085	39,011	120,129	109,649
General and administrative expenses	10,363	10,789	38,784	33,693
Realized loss on derivatives	0	1,513	0	1,513
Loss (gain) on extinguishment of debt	26,374	(768)	24,697	(2,094)
Provision for loan losses	0	0	140	0

Total expenses	118,826	95,462	301,639	276,930

Income from continuing operations before income taxes	26,272	43,887	126,711	115,490
Income tax expense	55	153	(17)	(1,170)

Income from continuing operations	26,327	44,040	126,694	114,320

Discontinued operations:
Gain (loss) on sales of properties	(806)	12,619	26,907	130,813
Impairment of assets	(1,873)	0	(1,873)	0
Income from discontinued operations, net	1,037	2,661	4,361	10,903

	(1,642)	15,280	29,395	141,716

Net income	24,685	59,320	156,089	256,036
Less: Preferred dividends	5,520	5,730	16,560	17,660
Net income attributable to noncontrolling interests	35	1	40	128

Net income attributable to common stockholders	$19,130	$53,589	$139,489	$238,248

Average number of common shares outstanding:
Basic	114,874	96,040	111,345	90,500
Diluted	115,289	96,849	111,749	91,121

Net income attributable to common stockholders per share:
Basic	$0.17	$0.56	$1.25	$2.63
Diluted	0.17	0.55	1.25	2.61

Common dividends per share	$0.68	$0.68	$2.04	$2.02

3Q09 Earnings Release	November 4, 2009
Funds From Operations Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net income attributable to common stockholders	$19,130	$53,589	$139,489	$238,248
Depreciation and amortization (1)	41,085	41,690	123,143	120,894
Loss (gain) on sales of properties	806	(12,619)	(26,907)	(130,813)
Noncontrolling interests	(88)	(87)	(262)	(261)

Funds from operations	60,933	82,573	235,463	228,068
Impairment of assets	1,873	0	1,873	0
Realized loss on derivatives	0	1,513	0	1,513
Non-recurring G&A expenses	0	0	3,909	0
Loss (gain) on extinguishment of debt	26,374	(768)	24,697	(2,094)
Provision for loan losses	0	0	140	0
Non-recurring income tax expense	0	0	0	1,325

Funds from operations — normalized	$89,180	$83,318	$266,082	$228,812

Average common shares outstanding:
Basic	114,874	96,040	111,345	90,500
Diluted	115,289	96,849	111,749	91,121

Per share data:
Net income attributable to common stockholders
Basic	$0.17	$0.56	$1.25	$2.63
Diluted	0.17	0.55	1.25	2.61
Funds from operations
Basic	$0.53	$0.86	$2.11	$2.52
Diluted	0.53	0.85	2.11	2.50
Funds from operations — normalized
Basic	$0.78	$0.87	$2.39	$2.53
Diluted	0.77	0.86	2.38	2.51

FFO Payout Ratio
Dividends per common share	$0.68	$0.68	$2.04	$2.02
FFO per diluted share	$0.53	$0.85	$2.11	$2.50

FFO payout ratio	128%	80%	97%	81%

FFO Payout Ratio — Normalized
Dividends per share	$0.68	$0.68	$2.04	$2.02
FFO per diluted share — normalized	$0.77	$0.86	$2.38	$2.51

FFO payout ratio — normalized	88%	79%	86%	80%
Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

3Q09 Earnings Release	November 4, 2009
Funds Available For Distribution Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net income attributable to common stockholders	$19,130	$53,589	$139,489	$238,248
Depreciation and amortization (1)	41,085	41,690	123,143	120,894
Loss (gain) on sales of properties	806	(12,619)	(26,907)	(130,813)
Noncontrolling interests	(17)	(9)	(49)	(26)
Gross straight-line rental income	(4,571)	(5,437)	(14,499)	(15,807)
Prepaid/straight-line rent receipts	8,319	4,781	23,463	15,679
Amortization related to above/(below) market leases, net	(620)	(214)	(1,344)	(676)
Non-cash interest expense	2,895	2,774	8,511	8,332
Cap-ex, tenant improvements, lease commissions	(3,637)	(1,555)	(8,795)	(3,482)

Funds available for distribution	63,390	83,000	243,012	232,349
Impairment of assets	1,873	0	1,873	0
Realized loss on derivatives	0	1,513	0	1,513
Non-recurring G&A expenses	0	0	3,909	0
Loss (gain) on extinguishment of debt	26,374	(768)	24,697	(2,094)
Provision for loan losses	0	0	140	0
Non-recurring income tax expense	0	0	0	1,325
Prepaid/straight-line rent receipts	(8,319)	(4,781)	(23,463)	(15,679)

Funds available for distribution — normalized	$83,318	$78,964	$250,168	$217,414

Average common shares outstanding:
Basic	114,874	96,040	111,345	90,500
Diluted	115,289	96,849	111,749	91,121

Per share data:
Net income attributable to common stockholders
Basic	$0.17	$0.56	$1.25	$2.63
Diluted	0.17	0.55	1.25	2.61
Funds available for distribution
Basic	$0.55	$0.86	$2.18	$2.57
Diluted	0.55	0.86	2.17	2.55
Funds available for distribution — normalized
Basic	$0.73	$0.82	$2.25	$2.40
Diluted	0.72	0.82	2.24	2.39

FAD Payout Ratio
Dividends per common share	$0.68	$0.68	$2.04	$2.02
FAD per diluted share	$0.55	$0.86	$2.17	$2.55

FAD payout ratio	124%	79%	94%	79%

FAD Payout Ratio — Normalized
Dividends per common share	$0.68	$0.68	$2.04	$2.02
FAD per diluted share — normalized	$0.72	$0.82	$2.24	$2.39

FAD payout ratio — normalized	94%	83%	91%	85%
Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

3Q09 Earnings Release	November 4, 2009
Outlook Reconciliations
(Amounts in 000’s except per share data)

	Prior Outlook		Current Outlook
	Year Ended		Year Ended
	December 31, 2009		December 31, 2009
	Low	High	Low	High
FFO Reconciliation:
Net income attributable to common stockholders	$199,842	$207,592	$185,038	$187,288
Loss (gain) on sales of properties	(27,713)	(27,713)	(26,907)	(26,907)
Depreciation and amortization (1)	170,000	170,000	167,000	167,000

Funds from operations	342,129	349,879	325,131	327,381
Loss (gain) on extinguishment of debt	3,822	3,822	24,697	24,697
Impairment of assets	0	0	1,873	1,873
Provision for loan losses	140	140	140	140
Non-recurring G&A expenses (2)	3,909	3,909	3,909	3,909

Funds from operations — normalized	$350,000	$357,750	$355,750	$358,000

Per share data (diluted):
Net income attributable to common stockholders	$1.75	$1.82	$1.61	$1.63
Funds from operations	3.00	3.07	2.83	2.85
Funds from operations — normalized	3.07	3.14	3.10	3.12

FAD Reconciliation:
Net income attributable to common stockholders	$199,842	$207,592	$185,038	$187,288
Loss (gain) on sales of properties	(27,713)	(27,713)	(26,907)	(26,907)
Depreciation and amortization (1)	170,000	170,000	167,000	167,000
Gross straight-line rental income	(18,000)	(18,000)	(18,800)	(18,800)
Prepaid/straight-line rent receipts	15,144	15,144	23,463	23,463
Amortization related to above/(below) market leases, net	(1,300)	(1,300)	(1,750)	(1,750)
Non-cash interest expense	11,550	11,550	11,550	11,550
Cap-ex, tenant improvements, lease commissions	(10,000)	(10,000)	(11,500)	(11,500)

Funds available for distribution	339,523	347,273	328,094	330,344
Loss (gain) on extinguishment of debt	3,822	3,822	24,697	24,697
Impairment of assets	0	0	1,873	1,873
Provision for loan losses	140	140	140	140
Non-recurring G&A expenses (2)	3,909	3,909	3,909	3,909
Prepaid/straight-line rent receipts	(15,144)	(15,144)	(23,463)	(23,463)

Funds available for distribution — normalized	$332,250	$340,000	$335,250	$337,500

Per share data (diluted):
Net income attributable to common stockholders	$1.75	$1.82	$1.61	$1.63
Funds available for distribution	2.98	3.05	2.86	2.88
Funds available for distribution — normalized	2.91	2.98	2.92	2.94
Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2) Expenses recognized in connection with the departure of Raymond Braun.